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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the DAOU Systems, Inc. Employee Stock Purchase Plan of DAOU Systems, Inc. of our report dated February 18, 1999, with respect to the consolidated financial statements and schedule of DAOU Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

San Diego, California
December 18, 2000